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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K




                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES AND EXCHANGE ACT OF 1934



                        Date of Report: September 3, 1996



                          BALDWIN PIANO & ORGAN COMPANY
             (Exact name of registrant as specified in its charter)



Delaware                              0-14903            31-1091812
(State or other jurisdiction          (Commission        (IRS Employer
of incorporation)                     File Number)       Identification Number)


422 Wards Corner Road, Loveland, Ohio                                 45140-8390
(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code:   (513) 576-4500



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Item 5.    Other Events

         On September 3, 1996, the Board of Directors (the "Board") of Baldwin Piano & Organ Company (the "Company") adopted a Rights Agreement (the "Agreement") and declared a dividend distribution of one Common Share Purchase Right (the "Rights") for each share of the Company's Common Stock, $.01 par value (the "Common Stock"), outstanding as of September 10, 1996. The Rights are exercisable if a party acquires 15 percent or more of the Common Stock, or announces a tender offer to do so, without the consent of the Board. The initial purchase price for each share of Common Stock purchasable upon the exercise of a Right is $60 and is subject to change upon the occurrence of certain events. The Rights will expire as of the close of business on September 3, 2006, if they are not redeemed prior to that time. Further details regarding the Rights are provided in the copy of the Agreement attached hereto as Exhibit 2.1.

Item 7.     Financial Statements and Exhibits

(c)     Exhibits

2.1 Rights Agreement between Baldwin Piano & Organ Company and The Provident Bank dated as of September 4, 1996.
99.1     Press Release dated September 4, 1996.
99.2     Form of Letter to Shareholders dated September 10, 1996.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          BALDWIN PIANO & ORGAN COMPANY
                                  (Registrant)


Date: September 13, 1996               By: Karen L. Hendricks
                                           Karen L. Hendricks
                                           President and Chief Executive Officer